Putnam Mortgage Opportunities Trust, as of May 31, 2017, annual shareholder report

Item 77QI: Incorporation by Reference

          Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014;
Schedule A amended as of October 27, 2016 Incorporated by reference to Post Effective Amendment No. 247 to the Registrants
Registration Statement filed on November 25, 2016.